SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission

        Only (as permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Pursuant to Rule 14a-11(c) or

        Rule 14a-12

SYNPLICITY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials:

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(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

SYNPLICITY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 18, 2004

12:30 p.m. Pacific Daylight Time

TO OUR SHAREHOLDERS:

The 2004 Annual Meeting of Shareholders of Synplicity, Inc. will be held on Tuesday, May 18, 2004 at 12:30 p.m. Pacific Daylight Time at the Company’s executive offices at 600 West California Avenue, Sunnyvale, California 94086 for the following purposes:

1.  To elect seven (7) directors to serve until the next Annual Meeting of Shareholders;

2.  To ratify the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004; and

3.  To transact such other business as may properly come before the Annual Meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Shareholders who owned shares of our stock at the close of business on Friday, April 2, 2004 are entitled to attend and vote at the meeting. A complete list of these shareholders will be available during normal business hours for 10 days prior to the meeting at our headquarters located at 600 West California Avenue, Sunnyvale, California 94086. A shareholder may examine the list for any legally valid purpose related to the meeting. The list also will be available during the annual meeting for inspection by any shareholder present at the meeting.

Whether or not you plan to attend the annual meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible in the accompanying reply envelope. Any shareholder attending the meeting may vote in person even if he or she has returned a proxy.

For the Board of Directors of

SYNPLICITY, INC.

Bernard Aronson

President and Chief Executive Officer

Sunnyvale, California

April 16, 2004

YOUR VOTE IS IMPORTANT

PLEASE SUBMIT YOUR PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE.

SYNPLICITY, INC.

PROXY STATEMENT FOR THE

2004 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

The board of directors of Synplicity, Inc., a California corporation, is soliciting the enclosed proxy from you. The proxy will be used at our 2004 Annual Meeting of Shareholders to be held at 12:30 p.m. Pacific Daylight Time on Tuesday, May 18, 2004 at our executive offices located at 600 West California Avenue, Sunnyvale, California 94086.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals on which you are being asked to vote, provides information you may find useful in determining how to vote and describes the voting procedures.

We use several abbreviations in this proxy statement. We may refer to our company as “Synplicity.” The term “proxy materials” includes this proxy statement, as well as the enclosed proxy card and our Annual Report on Form 10-K for the year ended December 31, 2003.

We are sending the proxy materials on or about April 16, 2004 to all of our shareholders as of the record date, April 2, 2004. Shareholders who owned Synplicity common stock at the close of business on April 2, 2004 are entitled to attend and vote at the annual meeting. On the record date, we had approximately 25,913,547 shares of our common stock issued and outstanding. We had 120 record shareholders as of the record date and our common stock is held by more than 1,900 beneficial owners.

Voting Procedures

As a shareholder, you have the right to vote on certain business matters affecting our company. The two proposals that will be presented at the annual meeting, and upon which you are being asked to vote, are discussed in the sections entitled “Proposal One” and “Proposal Two.” Each share of Synplicity common stock you own entitles you to one vote. The enclosed proxy card indicates the number of shares you own. You can vote by returning the enclosed proxy card and proxy in the envelope provided, or by attending the annual meeting and voting in person at the annual meeting.

Every shareholder voting on Proposal One to elect directors may cumulate such shareholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder is entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected. Additional information on cumulative voting is located in the section entitled “Election of Directors—Cumulative Voting”. Cumulative voting applies only to the election of directors. Each share of common stock outstanding as of the close of business on April 2, 2004 is entitled to one vote on Proposal Two.

Methods of Voting

Voting by Mail.    By signing and returning the proxy card according to the enclosed instructions, you are enabling our Chief Executive Officer, Bernard Aronson, and our Chief Financial Officer, Douglas S. Miller, who are named on the proxy card as “proxy holders,” to vote your shares at the meeting in the manner you indicate. We encourage you to sign and return the proxy card even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting.

Your shares will be voted in accordance with the instructions you indicate on the proxy card. If you submit the proxy card, but do not indicate your voting instructions, your shares will be voted as follows:

•	FOR the election of the director nominees identified in Proposal One; and

•	FOR the ratification of the appointment of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2004.

To reduce the expenses of delivering duplicate voting materials to our shareholders who may have more than one Synplicity stock account, we are delivering only one set of the proxy statement and the annual report on Form 10-K for the year ended December 31, 2003 to certain shareholders who share an address unless otherwise requested. A separate proxy card is included in the voting materials for each of these shareholders. If you share an address with another shareholder and have received only one set of voting materials, you may write or call us to request a separate copy of these materials at no cost to you. For future annual meetings, you may request separate voting materials, or request that we send only one set of voting materials to you if you are receiving multiple copies, by calling our investor relations department at (408) 215-6000 or by writing us at Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086. You may receive a copy of the exhibits to Synplicity’s Annual Report on Form 10-K for the year ended December 31, 2003 by sending a written request to Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086, Attn: Investor Relations.

Voting in Person at the Meeting.    If you plan to attend the annual meeting and vote in person, we will provide you with a ballot at the meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in your name, but if you wish to vote at the meeting, you will need to bring with you to the annual meeting a legal proxy from your broker or other nominee authorizing you to vote these shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the annual meeting. In order to do this, you may either:

•	sign and return another proxy bearing a later date;

•	provide written notice of the revocation to our Secretary, Alisa Yaffa at Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086, prior to the time we take the vote at the annual meeting; or

•	attend the meeting and vote in person.

Quorum Requirement

A quorum, which is a majority of our outstanding shares as of the record date, must be present in order to hold the meeting and to conduct business. Your shares will be counted as being present at the meeting if you appear in person at the meeting or if you submit a properly executed proxy card.

Votes Required for Each Proposal

The vote required and method of calculation for the proposals to be considered at the annual meeting are as follows:

Proposal One—Election of Directors.    The seven director nominees receiving the highest number of votes, in person or by proxy, will be elected as directors. You may vote (i) “for” all nominees, (ii) “withhold” for all nominees or (iii) “withhold” for certain nominees by specifying the name(s) of such nominees on your proxy card.

Proposal Two—Ratification of Ernst & Young LLP as Independent Auditors.    Ratification of Ernst & Young LLP as our independent auditors will require the affirmative vote of a majority of the shares present at the annual meeting, in person or by proxy. You may vote “for,” “against,” or “abstain” from voting on the proposals to ratify Ernst & Young LLP as our independent auditors.

Abstentions and Broker Non-Votes

If you return a proxy card that indicates an abstention from voting in all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the annual meeting. Consequently, if you abstain from voting on the proposal to ratify the appointment of Ernst & Young LLP as our independent auditors, your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may turn in a proxy card voting your shares “FOR” routine matters but expressly instructing that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal. Unless you have provided otherwise, your broker will have discretionary authority to vote your shares on both of the proposals, which are considered routine matters.

Proxy Solicitation Costs

We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing and mailing of proxy materials. In addition, we may reimburse brokerage firms and other custodians for their reasonable out-of-pocket expenses for forwarding these proxy materials to you. We expect a representative from EquiServe Trust Company, N.A., our transfer agent, to tabulate the proxies and act as inspector of the election.

Deadline for Receipt of Shareholder Proposals for 2005 Annual Meeting

As a shareholder, you may be entitled to present proposals for action at a forthcoming meeting if you comply with the requirements of the proxy rules established by the Securities and Exchange Commission. Proposals of our shareholders intended to be presented for consideration at our 2005 annual meeting of shareholders must be received by us no later than December 1, 2004, in order that they may be included in the proxy statement and form of proxy related to that meeting.

The Securities and Exchange Commission rules establish a different deadline with respect to discretionary voting for shareholder proposals that are not intended to be included in a company’s proxy statement. The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. The discretionary vote deadline for our 2005 annual meeting is March 2, 2005, which is 45 calendar days prior to the anniversary of the mailing date of this proxy statement. If a shareholder gives notice of a proposal after the discretionary vote deadline, our proxy holders will be allowed to use their discretionary voting authority to vote against the shareholder proposal when and if the proposal is raised at our 2005 annual meeting.

In addition, our bylaws establish an advance notice procedure with regard to certain matters, including shareholder proposals and director nominations, which are proposed to be properly brought before an annual meeting of shareholders. To be timely, a shareholder’s notice shall be delivered no less than 90 days prior to the date specified in the proxy statement provided to shareholders in connection with the preceding year’s annual meeting, which is December 1, 2004 in connection with our 2005 annual meeting of shareholders. In the event that no annual meeting was held in the previous year or the date of the annual meeting is changed by more than 30 days from the date contemplated at the time of the previous year’s proxy statement, notice by the shareholder must be received within a reasonable time before we make the solicitation. A shareholder’s notice shall include: (i) brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address of the shareholder proposing such business, (iii) the class and number of shares of our stock which are beneficially owned by the shareholder, (iv) any material interest of the shareholder in such business and (v) any other information required by the Securities Exchange Act of 1934, as amended (the “1934 Act”). In addition, if a shareholder wishes to nominate a candidate for director, the shareholder’s notice shall also include the following information for the candidate: (i) name, age, business address and residence address, (ii) principal occupation or employment of such nominee, (iii) class and number of shares of our stock beneficially owned by such nominee, (iv) description of all arrangements between the shareholder and the nominee and (v) any other information required by the 1934 Act (including the candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected). A copy of the full text of our bylaws is available from our Secretary upon written request. Proposals should be sent to our Secretary, Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086.

Nomination of Director Candidates

You may also propose director candidates for consideration by the nominating committee of the board of directors. It is our policy that our nominating committee will consider recommendations for candidates to our board of directors from shareholders holding no less than 1% of the total outstanding shares of our common stock and who have held such common stock continuously for at least twelve months prior to the date of the submission of the recommendation. The nominating committee will consider persons recommended by our shareholders in the same manner as a nominee recommended by other board members or management. See “Election of Directors—Policy for Director Recommendations and Nominations” for additional information.

In addition, a shareholder may nominate a person directly for election to the board of directors at an annual meeting of our shareholders provided they meet the requirements discussed above for properly submitting a shareholder proposal or nomination for consideration at a shareholders meeting.

Shareholder Communications to Directors

Shareholders may communicate directly with our directors by calling our chief executive officer, Bernard Aronson at (408) 215-6003 or by sending him an email at bernie@synplicity.com. Our chief executive officer will monitor these communications and provide appropriate summaries of all received messages to the board of directors at its regularly scheduled meetings. Where the nature of a communication warrants, our chief executive officer may decide to obtain the more immediate attention of the appropriate committee of the board of directors or a non-management director, or our management or independent advisors, as our chief executive officer considers appropriate. After reviewing shareholder messages, our chief executive officer, or the board at its discretion, will determine whether any response is necessary.

Other Matters

Other than the proposals listed above, our board of directors does not intend to present any other matters to be voted on at the meeting. Our board of directors is not currently aware of any other matters that will be presented by others for action at the meeting. However, if other matters are properly brought before the shareholders at the meeting and you have signed and returned your proxy card, the proxy holders will have discretion to vote your shares on these matters to the extent authorized under the 1934 Act.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

The nominees for election at the annual meeting of the board of directors are Bernard Aronson, Prabhu Goel, Kenneth S. McElvain, Dennis Segers, Scott J. Stallard, Thomas Weatherford and Alisa Yaffa. If elected, they will each serve as a director until the annual meeting of shareholders in 2005, and until their respective successors are elected and qualified or until their earlier resignation or removal.

Unless otherwise instructed, the proxy holders will vote the proxies received by them for election of all of the director nominees, all of whom currently serve as directors. In the event the nominees are unable or decline to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee who shall be designated by the present board of directors to fill the vacancy. We are not aware that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as to assure the election of the nominees listed above.

Vote Required

If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the board of directors. Abstentions are not counted in the election of directors. If you hold your shares through a broker, bank or other nominee and you do not instruct them how to vote on this proposal, your broker may have the authority to vote your shares.

Cumulative Voting

Every shareholder voting to elect a director may cumulate such shareholder’s votes and give to one of the candidates to be elected a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such shareholder is entitled, or distribute the shareholder’s votes on the same principle among as many candidates as the shareholder thinks fit, provided that votes cannot be cast for more than the number of directors to be elected. In their discretion, the proxy holders may, when voting for directors, cumulate the votes represented by the proxies received. No shareholder shall be entitled to cumulate votes unless such candidate’s name has been properly nominated prior to the voting and the shareholder, or any other shareholder, has given notice prior to the voting of the intention to cumulate the shareholder’s votes. If you choose to cumulate your votes, you will need to submit a proxy card or a ballot, and make an explicit statement of your intent to cumulate your votes, either by so indicating in writing on the proxy card or by indicating in writing on your ballot when voting at the annual meeting. If you hold shares beneficially in street name and wish to cumulate votes, you should contact your broker, trustee or nominee. The candidates receiving the highest number of votes, up to the number of directors to be elected, shall be elected.

Information Concerning the Nominee and Incumbent Directors

The following table sets forth the name and age of the nominee and incumbent directors as of April 2, 2004, the principal occupation of each and the period during which each has served as our director. Information as to the stock ownership of each of our directors and all of our current executive officers as a group is set forth below under “Principal Shareholders.”

Name	Principal Occupation	Age	Director Since
Bernard Aronson	Bernard Aronson has served as our chief executive officer, president and director since July 1997. Mr. Aronson also has served on the board of directors of Nassda Corporation, an electronic design automation software company, since December 2001. From February to July 1997, Mr. Aronson served as senior vice president and co-general manager of the EPIC Technology Group at Synopsys, Inc., a semiconductor design software company. From July 1991 to February 1997, Mr. Aronson served as president of EPIC Design Technology, Inc., a semiconductor design software company, and also served as a director of EPIC from March 1992 to February 1997, until its merger with Synopsys. From March 1990 to August 1991, Mr. Aronson served as executive vice president of Zoran Corporation, a semiconductor company. From 1987 to January 1990, he served as president of ICI Array Technology, Inc., a contract assembly company. Mr. Aronson holds a Bachelor of Science degree in Electrical Engineering from the City University of New York.	73	1997

Prabhu Goel	Prabhu Goel has served as chairman and chief executive officer of iPolicy Networks, Inc. (formerly known as Duet Technologies, Inc.), a network security products company, since October 1998. From April 2001 to March 2003, Dr. Goel served as chairman and chief executive officer of Tharas Systems, Inc., an electronic automation company. From July 1993 to June 1996, Dr. Goel served as founder and chairman of Frontline Design Automation, a semiconductor design software company, which merged with Avant! Corporation in 1996. From January 1990 to December 1991, Dr. Goel also served as the president of the Advanced CAE Division of Cadence Design Systems, Inc. Dr. Goel holds Masters of Science and Doctorate degrees in Electrical Engineering from Carnegie Mellon University.	54	1996

Name	Principal Occupation	Age	Director Since
Kenneth S. McElvain	Kenneth S. McElvain, one of our co-founders, has served as our chief technology officer, vice president and director since our inception. Mr. McElvain also served as our president from 1994 to January 1996, and our chief executive officer from January 1996 to July 1997. From March 1990 to January 1994, Mr. McElvain was a manager of the logic and timing optimization group and chief architect of the AutoLogic logic synthesis product at Mentor Graphics Corporation, a semiconductor design software company. Mr. McElvain holds a Bachelor of Arts degree in Mathematics and a Bachelor of Science degree in Computer Science from Washington State University.	44	1994

Dennis Segers	Dennis Segers has served as chief executive officer and president of Matrix Semiconductor, Inc., a fabless semiconductor company, since September 2001 and has served on Matrix’s board of directors since February 1999. From December 1993 to September 2001, he has served in various capacities at Xilinx, Inc., a supplier of digital programmable logic solutions, including senior vice president and general manager of the Advanced Products Group. Mr. Segers served as a member of the board of directors of Xilinx from April 2000 to September 2001. Mr. Segers holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University.	51	2002

Scott J. Stallard	Scott J. Stallard has served in various capacities at Hewlett-Packard Company since 1975, and currently serves as Hewlett Packard’s senior vice president and general manager enterprise storage & servers in the Enterprise Systems Group, a capacity in which he has served since May 2003. From May 2002 until May 2003, Mr. Stallard served as senior vice president, Business Critical Systems (BCS) global business unit. From December 1999 until May 2002, Mr. Stallard served as vice president and general manager of Hewlett-Packard’s Business Systems and Technology Organization. From October 1994 until December 1999, Mr. Stallard served as the general manager of Hewlett-Packard’s Network Server Division and became vice president and general manager of Hewlett-Packard’s Networked Systems Business Unit in May 1998, a capacity in which he served until December 1999. Mr. Stallard holds a Bachelor of Science degree in Electrical Engineering and Computer Science from the University of California at Berkeley and a Masters of Science degree in Electrical and Computer Science from Stanford University.	50	2000

Name	Principal Occupation	Age	Director Since
Thomas Weatherford	Thomas Weatherford recently retired as executive vice president and chief financial officer of Business Objects, S.A., a provider of business intelligence software, having served in that position from 1997 until December 2002. He currently serves on the boards of ILOG S.A., a provider of optimization and visualization software, Saba Software, Inc., a provider of human capital development and management solutions, and Aspect Communications Corporation, a provider of enterprise customer contact solutions. Mr. Weatherford previously held senior financial positions at NETCOM On-Line Communication Services, Inc., Logitech International S.A., Texas Instruments, Inc., Schlumberger GmbH, and Tandem Computers, Inc. in the U.S., Europe and Japan. Mr. Weatherford holds a Bachelor of Business Administration degree from the University of Houston.	57	2003

Alisa Yaffa	Alisa Yaffa, one of our co-founders, has served as our chairman of the board of directors, our vice president of intellectual property and our secretary since March 1997, October 1998 and our inception, respectively. Ms. Yaffa also served as our chief executive officer from our inception to January 1996 and our president from January 1996 to July 1997. From our inception to October 1998, Ms. Yaffa served as our chief financial officer. Prior to joining our company, Ms. Yaffa served in various technical and marketing roles at Cadence, Mentor Graphics, EDA Systems, Inc., a design framework software company, and VLSI Technology, Inc., a semiconductor manufacturer that has subsequently been acquired by Philips Semiconductor. Ms. Yaffa holds a Bachelor of Arts degree in Applied Mathematics and Computer Science from the University of California at Berkeley.	40	1994

Kenneth S. McElvain, our chief technology officer and vice president, and Alisa Yaffa, our chairman, vice president of intellectual property and secretary, are married. Our board of directors has determined that Messrs. Goel, Segers, Stallard and Weatherford are independent under Rule 4200(a)(15) of the Nasdaq National Market. We do not have a policy with respect to director attendance at annual meetings. Four of our directors attended our 2003 Annual Meeting of Shareholders.

Vote Required and Board of Directors’ Recommendation

The nominees receiving the greatest number of votes of the shares present and entitled to vote at the annual meeting will be elected as directors. The board of directors has unanimously approved each of the individuals listed above as its nominees and recommends that shareholders vote “FOR” the election of these nominees.

Board and Committee Meetings

Our board of directors held a total of seven meetings during 2003. Our board of directors has standing audit, compensation, nominating and stock option committees. Each member of the audit committee meets the independence standards of Rule 4200(a)(15) of the Nasdaq National Market. All of our directors attended at least 75% of the meetings of the board of directors and any applicable committee held while they were members of our board of directors or the applicable committee.

Committee	Date of Inception	Members During 2003	Committee Functions	Meetings Held in 2003
Audit	2000	Dennis Segers Scott J. Stallard Thomas Weatherford	Reviews internal accounting procedures Appoints independent auditors Reviews results of independent audit Determines investment policy and oversees its implementation	6

Compensation	2000	Prabhu Goel Scott J. Stallard Thomas Weatherford	Administers our stock option plans Determines compensation of executive officers and directors Reviews general policies relating to compensation and benefits	4

Nominating	2002	Prabhu Goel Kenneth S. McElvain Dennis Segers Scott J. Stallard	Recommends nomination of board members Assists with succession planning for executive management positions	2

Stock Option	2001	Bernard Aronson Kenneth S. McElvain Alisa Yaffa	Reviews and grants stock options under the 2000 Stock Option Plan to new and existing non-executive employees	N/A*

*	The Stock Option Committee acted by unanimous written consent 13 times in 2003.

Audit Committee

Our board of directors adopted a written charter for the audit committee in September 2000, which was amended in December 2002 and March 2004. A copy of the audit committee charter is attached to this proxy statement as Appendix A. Our board of directors has determined that Mr. Thomas Weatherford, the chairman of the audit committee, is an “audit committee financial expert,” as defined in the rules of the Securities and Exchange Commission. Our board of directors has determined that Messrs. Goel, Segers, Stallard and Weatherford are “independent,” as that term is used in Item 7(d)(3)(iv) of Schedule 14A under the 1934 Act.

Nominating Committee

Our board of directors formed a nominating committee and adopted its written charter in December 2002, which was amended in March 2004. A copy of the nominating committee charter is attached to this proxy statement as Appendix B. The nominating committee currently consists of Messrs. Goel, Segers and Stallard. Mr. McElvain served as a member of the nominating committee from December 2002 until his resignation from the nominating committee in March 2004. None of the current members of the nominating committee is an employee of Synplicity.

Policy for Director Recommendations and Nominations

The nominating committee considers candidates for board membership suggested by members of our board of directors, management and shareholders. It is the policy of the nominating committee to consider recommendations for candidates to the board of Directors from shareholders holding not less than 1% of our total outstanding shares and shareholders must have held such common stock continuously for at least twelve months prior to the date of the submission of the recommendation. The nominating committee will consider persons recommended by our shareholders in the same manner as a nominee recommended by the board of directors, individual board members or management.

In addition, a shareholder may nominate a person directly for election to the board of directors at an annual meeting of our shareholders provided they meet the requirements set forth in our Bylaws and the rules and regulations of the Securities and Exchange Commission related to shareholder proposals. The process for properly submitting a shareholder proposal, including a proposal to nominate a person for election to the board of directors at an annual meeting, is described above in the section entitled “Deadline for Receipt of Shareholder Proposals for 2005 Annual Meeting.”

Where the nominating committee has either identified a prospective nominee or determines that an additional or replacement director is required, the nominating committee may take such measures that it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, the board or management. In its evaluation of director candidates, including the members of the board of directors eligible for re-election, the nominating committee considers a number of factors, including the following:

•	the current size and composition of the board of directors and the needs of the board of directors and the respective committees of the board; and

•	such factors as judgment, independence, character and integrity, age, area of expertise, diversity of experience, length of service, and potential conflicts of interest.

The nominating committee has also specified the following minimum qualifications that it believes must be met by a nominee for a position on the board:

•	the highest personal and professional ethics and integrity;

•	proven achievement and competence in the nominee’s field and the ability to exercise sound business judgment;

•	complementary skills to those of the existing board members;

•	the ability to assist and support management and make significant contributions to our success; and

•	an understanding of the fiduciary responsibilities that is required of a member of the board and the commitment of time and energy necessary to diligently carry out those responsibilities.

In connection with its evaluation, the nominating committee determines whether it will interview potential nominees. After completing the evaluation and review, the nominating committee, with the abstention of any non-independent member, approves the nominees for election to the board of directors.

Code of Ethics

The board of directors has adopted a Code of Ethics that is applicable to all of our senior executive and principal financial officers, and officers subject to Section 16 of the 1934 Act. This Code is intended to deter wrongdoing and promote ethical conduct among our executive officers. A copy of the code of ethics is available at http://investor.synplicity.com/governance/ethics.cfm.

Director Compensation

Directors who are not employees receive automatic option grants under our 2000 Director Option Plan. Each new non-employee director is automatically granted an option to purchase 40,000 shares of our common stock at the time he or she is first elected to our board of directors. Each non-employee director receives a subsequent option grant to purchase 10,000 shares of our common stock at the meeting of the board of directors following the annual meeting of shareholders; provided that he or she has been a member of our board of directors for six months. All options granted under the 2000 Director Option Plan are granted at the fair market value of our common stock as reported on the Nasdaq National Market on the date of the grant. The initial 40,000 share grants become exercisable at a rate of 1/4th of the shares one year after the date of grant and 1/48th of the shares per month thereafter. The subsequent 10,000 share grants become exercisable at the rate of 1/48th of the shares per month.

In May 2003, Mr. Weatherford received an initial option to purchase 40,000 shares of our common stock at an exercise price of $4.95 per share. In May 2003, each of Messrs. Goel, Segers and Stallard received a subsequent option to purchase 10,000 shares of our common stock at an exercise price of $4.95 per share.

In addition to the automatic option grants, in March 2003 our board of directors approved a one-time option grant under our 2000 Stock Option Plan to purchase 10,000 shares of our common stock to each of Messrs. Goel, Segers and Stallard at an exercise price of $3.63 per share. These additional one-time options were granted to compensate our non-employee directors for their performance on our board of directors and increased responsibilities under the Sarbanes-Oxley legislation and become exercisable at the rate of 1/48th of the shares per month.

Effective January 1, 2003, our non-employee directors receive a cash retainer of $10,000 per year plus a fee of $1,000 per in-person board meeting attended by the director. The chairman of the audit committee receives an additional retainer of $10,000 per year. Non-employee directors (other than the chairman of the audit committee) who serve on our audit, compensation or nominating committee also receive an additional retainer of $2,000 per year. Payment of retainers and meeting fees will be made quarterly in arrears and are prorated throughout the quarter.

Compensation Committee Interlocks and Insider Participation

Our compensation committee is responsible for determining salaries, incentives and other forms of compensation for officers and other employees. Mr. Aronson, our president and chief executive officer, participates in all discussions and decisions regarding salaries and incentive compensation for all employees and consultants. He is excluded, however, from discussions regarding his own salary and incentive compensation. Commencing with meetings of the compensation committee after our 2004 annual meeting of shareholders, Mr. Aronson and the other employee directors will not participate in any deliberations of the committee, but will only make presentations and recommendations. No interlocking relationship exists between any member of our compensation committee and any other member of our board of directors or compensation committee.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The board of directors has selected Ernst & Young LLP, independent auditors, to audit our financial statements for the fiscal year ending December 31, 2004. We expect that a representative of Ernst & Young LLP will be present at the annual meeting, have the opportunity to make a statement if he or she desires to do so and be available to answer any appropriate questions.

Audit and Related Fees

The following table is a summary of the fees billed to us by Ernst & Young LLP for professional services for the years ended December 31, 2003 and December 31, 2002:

Fee Category	2003 Fees	2002 Fees
Audit Fees	$320,000	$208,000
Audit-Related Fees	29,000	24,000
Tax Fees	75,000	70,000
All Other Fees	15,000	33,000

Total Fees	$439,000	$335,000

Audit Fees.    Consists of fees billed for professional services rendered for the audit of our consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.    Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements and are not reported under “Audit Fees.” These services include employee benefit plan audits, accounting consultations in connection with acquisitions, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees.    Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, tax audit defense, customs and duties, mergers and acquisitions, and international tax planning.

All Other Fees.    Consists of fees for products and services other than the services reported above. In 2003 and 2002, these services included consultations regarding stock options and expatriate employees.

Before selecting and prior to determining to continue its engagement for 2004 with Ernst & Young LLP, the audit committee carefully considered Ernst & Young LLP’s qualifications as independent auditors. This included a review of the qualifications of the engagement team, the quality control procedures the firm has established, as well as its reputation for integrity and competence in the fields of accounting and auditing. The audit committee’s review also included matters required to be considered under the Securities and Exchange Commission’s rules on auditor independence, including the nature and extent of non-audit services, to ensure that the auditors’ independence will not be impaired. The audit committee pre-approves all audit and non-audit services provided by Ernst & Young LLP, or subsequently approves non-audit services in those circumstances where a subsequent approval is necessary and permissible. All of the services provided by Ernst & Young LLP described under “Audit-Related Fees,” “Tax Fees” and “All Other Fees” were pre-approved by the audit committee. The audit committee of our board of directors has determined that the provision of services by Ernst & Young LLP other than for audit related services is compatible with maintaining the independence of Ernst & Young LLP as our independent auditors.

Vote Required and Board of Directors’ Recommendation

Shareholder ratification of the selection of Ernst & Young LLP as our independent auditors is not required by our bylaws or other applicable legal requirement. However, the board of directors is submitting the selection of Ernst & Young LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee and the board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the board of directors at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

The affirmative vote of the holders of a majority of the shares of our common stock present or represented and voting at the annual meeting will be required to approve this proposal. The board of directors has unanimously approved this proposal and recommends that shareholders vote “FOR” the ratification of the selection of Ernst & Young LLP as independent auditors.

PRINCIPAL SHAREHOLDERS

The following table provides information relating to the beneficial ownership of our common stock as of April 2, 2004 by:

•	each shareholder known by us to own beneficially more than 5% of our common stock;

•	each of our executive officers named in the summary compensation table on page 15;

•	each of our directors; and

•	all of our directors and executive officers as a group.

Beneficial ownership is determined based on the rules of the Securities and Exchange Commission. The column captioned “Total Shares and Shares Underlying Exercisable Options Beneficially Owned” includes the number of shares of our common stock subject to options that are currently exercisable or will become exercisable on or before June 1, 2004, 60 days from our record date for the Annual Meeting. The number of shares subject to options that each beneficial owner has the right to acquire on or before June 1, 2004 is listed separately under the column “Number of Shares Underlying Options.” These shares are not deemed exercisable for purposes of computing the beneficial ownership of any other person. Percent of beneficial ownership is based upon 25,913,547 shares of our common stock outstanding as of April 2, 2004. The address for those individuals for which an address is not otherwise provided is c/o Synplicity, Inc., 600 West California Avenue, Sunnyvale, California 94086. Unless otherwise indicated, we believe the shareholders listed have sole voting or investment power with respect to all shares, subject to applicable community property laws.

Name and Address	Number of Outstanding Shares Beneficially Owned	Number of Shares Underlying Options Exercisable on or before June 1, 2004	Total Shares and Shares Underlying Exercisable Options Beneficially Owned	Percentage of Total Shares Beneficially Owned
Brown Investment Advisory and Trust (1) 901 South Bond Street Suite 400 Baltimore, Maryland 21231	1,900,346	—	1,900,346	7.3%
Bernard Aronson	881,552	433,363	1,314,915	5.0
Robert J. Erickson	102,665	125,980	228,645	*
Prabhu Goel (2)	1,187,538	17,917	1,205,455	4.6
Kenneth S. McElvain (3)	10,681,014	11,118	10,692,132	41.2
Gary S. Meyers	90,000	148,425	238,425	*
Douglas S. Miller	17,812	169,141	186,953	*
Dennis Segers	—	28,750	28,750	*
Scott J. Stallard	—	53,750	53,750	*
Thomas Weatherford	—	10,000	10,000	*
Alisa Yaffa (3)	10,681,014	3,319	10,684,333	41.2
All current directors and executive officers as a group (10 persons) (3)	12,960,581	1,001,763	13,962,344	51.9

*	Less than 1%

(1)	Reflects ownership of 1,900,346 shares of Common Stock as reported on Schedule 13G dated February 13, 2004 and filed with the Securities and Exchange Commission.

(2)	The beneficial ownership of Dr. Goel includes 320,874 shares held in Dr. Goel’s family partnership and 866,664 shares held by Dr. Goel as custodian for his children.

(3)	Mr. McElvain and Ms. Yaffa are married and their beneficial ownership includes 10,276,948 shares of common stock held as community property and 404,066 shares held by a family limited liability company of which Mr. McElvain and Ms. Yaffa are the managing members.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table sets forth certain information regarding the compensation of our chief executive officer and our four next most highly compensated executive officers for 2003 for services rendered in all capacities for the years indicated.

Long-Term Compensation Awards
Name and Principal Position	Fiscal Year	Annual Compensation			Other Annual Compensation ($)(1)	Number of Securities Underlying Options(#)(2)
		Salary($)	Bonus($)
Bernard Aronson President, Chief Executive Officer and Director	2003 2002 2001	$280,848 241,615 300,000	$2,812 — —		$9,406 9,816 7,951	— 7,892 334,000

Robert J. Erickson Vice President of Engineering	2003 2002 2001	221,781 202,719 230,666	2,203 1,500 —		12,575 12,598 22,556	40,000 100,078 —

Kenneth S. McElvain Chief Technology Officer, Vice President and Director	2003 2002 2001	235,938 176,042 244,671	17,844 22,500 4,500		7,293 7,226 7,095	— 11,118 —

Gary S. Meyers (3) Vice President of Worldwide Sales	2003 2002 2001	155,719 141,281 165,000	161,107 124,541 127,988	(4)	12,908 20,998 22,556	40,000 73,712 —

Douglas S. Miller Vice President of Finance, Chief Financial Officer	2003 2002 2001	212,344 194,063 220,000	2,109 — —		12,995 12,598 9,728	40,000 65,862 —

(1)	The amounts in the column entitled “Other Annual Compensation” represent premiums for health, dental and life insurance paid as well as 401(k) contributions and health club reimbursements by Synplicity.

(2)	These shares are subject to exercise under stock options granted under our 2000 Stock Option Plan.

(3)	The amount in the column entitled “Other Annual Compensation” also includes a car allowance in the amount of $8,400.

(4)	The amounts in the column entitled “Bonus” represent sales commissions and bonuses. Includes commissions and bonuses in the amount of $12,053 earned in 2003 and payable in 2004.

Option Grants in 2003

The following table provides information relating to stock options awarded to each of the executive officers identified in the Summary Compensation Table during 2003. All such options were awarded under our 2000 stock option plan.

	Individual Grants				Potential Realizable Value At Assumed Rates of Stock Price Appreciation for Option Term (4)
Name	Number of Securities Underlying Options Granted(#)(1)	Percent of Total Options Granted to Employees in 2003 (%)	Exercise Price Per Share ($)(2)(3)	Expiration Date
					5% ($)	10% ($)
Bernard Aronson	—	—	—	—	—	—
Robert J. Erickson	40,000	3.2	5.31	6/24/13	133,577	338,511
Kenneth S. McElvain	—	—	—	—	—	—
Gary S. Meyers	40,000	3.2	5.31	6/24/13	133,577	338,511
Douglas S. Miller	40,000	3.2	5.31	6/24/13	133,577	338,511

(1)	Options may be immediately exercisable subject to our right of repurchase with approval of the board of directors. Unless otherwise specified, our right of repurchase lapses or, if unexercised, the option vests, at the rate of 1/48th of the shares subject to the options of each of the executive officers per month.

(2)	Options were granted at an exercise price equal to the fair market value of our common stock on the date of grant.

(3)	Full payment may consist of any consideration and method of payment authorized by the administrator and permitted by the plan and the stock option agreement under the plan.

(4)	The potential realizable values are based on the assumption that our common stock appreciates at the annual rate shown (compounded annually) from the date of grant until the expiration of the 10 year option term. These numbers are calculated based on the requirements promulgated by the Securities and Exchange Commission and do not reflect our estimate of future price growth.

Aggregate Option Exercises in Last Year and Year-End Option Values

The following table provides information relating to option exercises by the executive officers identified in the Summary Compensation Table during 2003. In addition, it indicates the number and value of vested and unvested options held by these executive officers as of December 31, 2003.

The “Realized Value” on option exercises is equal to the difference between the fair market value of our common stock on the date of exercise less the exercise price. The “Value of Unexercised In-the-Money Options at December 31, 2003” is based on $7.85 per share, the closing sale price of our common stock in trading on the Nasdaq National Market on December 31, 2003, less the exercise price, multiplied by the aggregate number of shares subject to outstanding options.

Name	Shares Acquired on Exercise	Realized Value	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
			Exercisable(#)	Unexercisable(#)	Exercisable	Unexercisable
Bernard Aronson	—	$—	370,974	237,764	660,551	432,780
Robert J. Erickson	—	—	102,022	151,389	319,779	507,636
Kenneth S. McElvain	—	—	11,118	—	—	—
Gary S. Meyers	—	—	129,154	153,889	485,613	528,780
Douglas S. Miller	—	—	148,877	143,651	702,170	503,867

Equity Compensation Plan Information

The following table provides information as of December 31, 2003 about our common stock that may be issued upon the exercise of options and rights granted to employees, consultants or members of our board of directors under all existing equity compensation plans including the 1995 Stock Option Plan (which was terminated as to new grants in April 2000), the 2000 Stock Option Plan, the 2000 Employee Stock Purchase Plan and the 2000 Director Stock Option Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Plan category	(a)		(b)	(c)
Equity compensation plans approved by securityholders (1)	6,347,148	(2)	$6.61	3,970,203	(3)
Equity compensation plans not approved by securityholders	564,663	(4)	$3.75	—	(5)

Total	6,911,811		$6.38	3,970,203

(1)	We are unable to ascertain with specificity the number of securities to be issued upon exercise of outstanding rights under the 2000 Employee Stock Purchase Plan or the weighted average exercise price of outstanding rights under the 2000 Employee Stock Purchase Plan for the purchase period beginning on November 1, 2003 which are not determinable until the expiration of the current purchase period on April 30, 2004. The 2000 Employee Stock Purchase Plan provides that shares of our common stock may be purchased at a per share price equal to 85% of the fair market value of the common stock on the beginning of the offering period or a purchase date applicable to such offering period, whichever is lower. The 2000 Employee Stock Purchase Plan also provides for an automatic increase each year on January 1 equal to the lesser of 666,666 shares, 2% of our outstanding shares on such date, or a lesser amount as approved by our board of directors.

(2)	Of these shares of common stock, 2,266,065 shares were subject to outstanding options under the 1995 Stock Option Plan, 3,891,083 shares were subject to outstanding options under the 2000 Stock Option Plan and 190,000 shares were subject to outstanding options under the 2000 Director Stock Option Plan.

(3)	Of these shares of common stock, 2,507,746 shares remain available for future issuance under the 2000 Stock Option Plan, 172,319 shares remain available for future issuance under the 2000 Director Stock Option Plan and 1,290,138 shares remain available for future issuances under the 2000 Employee Stock Purchase Plan.

(4)	The options to purchase these shares of common stock were granted in December 1999 to eight of our employees, including Messrs. Aronson, Erickson, Meyers and Miller. Such options vest as to 1/48th of the shares each month with such vesting beginning on July 22, 2001 for Mr. Aronson, April 28, 2002 for Mr. Erickson, January 30, 2003 for Mr. Meyers and October 14, 2002 for Mr. Miller. These options have a weighted average exercise price of $3.75 per share.

(5)	No securities are available for future issuance under any arrangement between us and any individual.

Employment Agreements and Change in Control Arrangements

In April 1998, we entered into an employment agreement with Robert J. Erickson, vice president of engineering. Pursuant to the agreement, Mr. Erickson received an initial annual salary of $180,000. If Mr. Erickson’s employment is terminated without cause independent of any change in control, we will pay Mr. Erickson a lump sum of six months’ additional base salary.

In October 1998, we entered into an employment agreement with Douglas S. Miller, vice president of finance and chief financial officer. Pursuant to the agreement, Mr. Miller received an initial annual salary of $150,000. If Mr. Miller’s employment is terminated without cause independent of any change in control, we will pay Mr. Miller a lump sum of six months’ additional base salary.

In March 2004, we entered into change of control agreements with Messrs. Aronson, Erickson, Meyers and Miller to provide that in the event all or substantially all of our assets are sold, or if we are a party to a merger as a result of which our shareholders own less than 50% of the surviving entity (each, a “Change of Control”), and the employment of any of Messrs. Aronson, Erickson, Meyers or Miller is terminated without cause or constructively terminated without cause within twelve months after such Change of Control, all unvested stock issued to each of the above officers will immediately vest and become exercisable.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this Report of the Compensation Committee of the Board of Directors shall not be deemed “filed” with the Commission or “soliciting material” under the 1934 Act, and shall not be incorporated by reference into any such filings.

During 2003, executive compensation matters were approved by the compensation committee, which currently consists of Prabhu Goel, Scott J. Stallard and Thomas Weatherford. The following is the report of the compensation committee of the board of directors with respect to compensation during 2003.

General Compensation Philosophy

The compensation committee operates under a written charter adopted by the board of directors in September 2000 and amended in March 2004. The primary objectives of the executive compensation policies of the board of directors include the following:

•	To attract, motivate, and retain a highly qualified executive management team;

•	To link executive compensation to our financial performance as well as to define individual management objectives established by the compensation committee;

•	To compensate competitively with the practices of similarly situated technology companies; and

•	To create management incentives designed to enhance shareholder value.

Synplicity competes in an aggressive and dynamic industry and, as a result, the board of directors believes that finding, motivating and retaining quality employees, particularly senior managers, sales personnel and technical personnel, are important factors to Synplicity’s future success. The philosophy of the compensation committee seeks to align the interests of shareholders and management by tying compensation to Synplicity’s financial performance, either directly in the form of salary and bonuses paid in cash or indirectly in the form of stock options granted to Synplicity’s principal executive officers.

Cash Compensation

Synplicity seeks to provide cash compensation to its executive officers, including base salary and bonus, at levels that are commensurate with cash compensation of executives with comparable responsibility at similarly situated technology companies. Annual increases in base salary are determined on an individual basis based on market data and a review of the officer’s performance and contribution to various individual, departmental and corporate objectives. Cash bonuses, if any, are intended to provide additional incentives to achieve such objectives.

The salaries and cash bonuses of each of Synplicity’s executive officers, other than the chief executive officer, were determined by the compensation committee and ratified by the board of directors. The chief executive officer’s base salary was determined by the compensation committee and ratified by the board of directors with the abstention by the chief executive officer. During 2003, the compensation of Bernard Aronson, Synplicity’s president and chief executive officer, consisted of base salary of $280,848. The compensation committee reviewed the chief executive officer’s salary at the beginning of 2003 using the same criteria and policies as are employed for the other executive officers.

Based on a review of public company proxy data and other relevant market data, the board of directors believes that cash compensation paid to Synplicity’s executive officers, including the chief executive officer, was generally consistent with amounts paid to officers with similar responsibilities at similarly situated technology companies. We note that competition for qualified management and technical personnel in Synplicity’s industry is intense, and we expect such competition to remain intense for the foreseeable future. As a result, in order to insure access to qualified personnel, the board of directors believes that it will continue to be necessary to provide compensation packages that are at least competitive with, and in certain instances superior to, compensation paid by other similarly situated semiconductor design software companies.

Equity-Based Compensation

Synplicity provides long term incentives through its 2000 stock option plan. Stock options are periodically granted under the 2000 stock option plan to provide additional incentive to executives and other employees to maximize long-term total return to our shareholders. Stock options are a particularly strong incentive, because they are valuable to employees only if the fair market value of our common stock increases above the exercise price, which is set at the fair market value of Synplicity’s common stock on the date the option is granted. In addition, employees must remain employed with Synplicity for a fixed period of time in order for the options to vest fully. Options generally vest over a four year period to encourage option holders to remain employed by Synplicity.

In general, the options granted to Synplicity’s executive officers, other than the chief executive officer, were determined by the compensation committee upon the recommendation of the chief executive officer, recommended for approval to the board of directors and approved by the board of directors. In general, the chief executive officer’s option grants were determined by the compensation committee and ratified by the board of directors with the abstention by the chief executive officer.

With respect to the size of the options granted to Synplicity’s executive officers, the compensation committee considers the executive’s position, the executive’s individual performance, the number of options held (if any), the extent to which those options are vested and any other factors that the board of directors may deem relevant.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the federal income tax deductibility of compensation paid to our chief executive officer and to each of the other four most highly-compensated executive officers. Synplicity may deduct such compensation only to the extent that during any fiscal year the compensation paid to such individual does not exceed $1 million or meet certain specified conditions (including shareholder approval). Synplicity has adopted a policy that, where reasonably practicable, Synplicity will seek to qualify variable compensation paid to its executive officers for an exemption from the deductibility limitations of 162(m).

Respectfully submitted by:

THE COMPENSATION COMMITTEE

Prabhu Goel

Scott J. Stallard

Thomas Weatherford

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, this report of the audit committee of the board of directors shall not be deemed “filed” with the Commission or “soliciting material” under the 1934 Act, and shall not be incorporated by reference into any such filings.

The audit committee, which currently consists of Dennis Segers, Scott J. Stallard and Thomas Weatherford, evaluates audit performance, manages relations with our independent auditors and evaluates policies and procedures relating to internal accounting functions and controls. Prior to Mr. Weatherford joining the committee in May 2003, the committee consisted of Messrs. Goel, Segers and Stallard. The board of directors adopted a written charter for the audit committee in September 2000 and most recently amended it in March 2004 which details the responsibilities of the audit committee. This report relates to the activities undertaken by the audit committee in fulfilling such responsibilities.

The audit committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The audit committee oversees Synplicity’s financial reporting process on behalf of the board of directors. Synplicity’s management has the primary responsibility for the financial statements and reporting process, including Synplicity’s systems of internal controls. In fulfilling its oversight responsibilities, the audit committee reviewed with management the audited financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2003. This review included a discussion of the quality and the acceptability of Synplicity’s financial reporting and controls, including the clarity of disclosures in the financial statements.

The audit committee also reviewed with Synplicity’s independent auditors, who are responsible for expressing an opinion on the conformity of Synplicity’s audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of Synplicity’s financial reporting and such other matters required to be discussed with the audit committee under generally accepted auditing standards in the United States including Statement on Auditing Standards No. 61. The audit committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Statement No. 1. The audit committee discussed with the independent auditors such auditors’ independence from management and Synplicity, including the matters in such auditors’ written disclosures required by Independence Standards Board Statement No. 1.

The audit committee further discussed with Synplicity’s independent auditors the overall scope and plans for their audits. The audit committee meets periodically with the independent auditors, with and without management present, to discuss the results of the independent auditors’ examinations and evaluations of Synplicity’s internal controls, and the overall quality of Synplicity’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors and the board has approved that the audited financial statements and disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” be included in the Annual Report on Form 10-K for the year ended December 31, 2003 and be filed with the Securities and Exchange Commission.

Respectfully submitted by:

THE AUDIT COMMITTEE

Dennis Segers

Scott J. Stallard

Thomas Weatherford

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the 1934 Act requires our officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than 10% shareholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms that we have received, or written representations from reporting persons, we believe that during 2003, all executive officers, directors and greater than 10% shareholders complied with all applicable filing requirements.

RELATED PARTY TRANSACTIONS

In September 1998, in connection with the exercise of 173,332 shares of our common stock pursuant to a stock option agreement, we loaned Mr. Robert J. Erickson $312,000 under a secured, full recourse promissory note with interest at the rate of 5.54%, compounded annually. Principal and interest become due and payable on the earlier of five years from the date of the note, the date corresponding stock is sold or 90 days after Mr. Erickson terminates his employment with us. Mr. Erickson repaid his note in full in June 2003.

In 2003, we paid Mr. Kenneth R. McElvain, the father of Kenneth S. McElvain, our chief technology officer and vice president, a total of $92,000 in consideration for certain technical software development programming services provided by Kenneth R. McElvain to us.

COMPANY PERFORMANCE

Notwithstanding any statement to the contrary in any of our previous or future filings with the Securities and Exchange Commission, the following information relating to the price performance of our common stock shall not be deemed “filed” with the Commission or “soliciting material” under the 1934 Act and shall not be incorporated by reference into any such filings.

The following graph shows a comparison from October 12, 2000 (the date our common stock commenced trading on the Nasdaq National Market) through December 31, 2003 of cumulative total return for our common stock, the S&P 500 Index and the S&P Information Technology Index. Such returns are based on historical results and are not intended to suggest future performance. Data for the S&P 500 Index and the S&P Information Technology Index assume reinvestment of dividends. We have never paid dividends on our common stock and have no present plans to do so.

Comparison of Cumulative Total Return

Among Synplicity, the S&P 500 Index and the S&P Information Technology Index

OTHER MATTERS

We know of no other matters to be submitted at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed proxy card to vote the shares they represent as the board of directors may recommend.

It is important that your shares be represented at the annual meeting, regardless of the number of shares which you hold. You are, therefore, urged to mark, sign, date and return the accompanying proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose.

THE BOARD OF DIRECTORS OF

SYNPLICITY, INC.:

Bernard Aronson

Prabhu Goel

Kenneth S. McElvain

Dennis Segers

Scott J. Stallard

Thomas Weatherford

Alisa Yaffa

Dated: April 16, 2004

APPENDIX A

CHARTER FOR THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS OF

SYNPLICITY, INC.

(As Amended March 9, 2004)

PURPOSE:

The purpose of the Audit Committee of the Board of Directors of Synplicity, Inc. (the “Company”) shall be to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company, assist the Board of Directors in oversight and monitoring of (i) the integrity of the Company’s financial statements, (ii) the independent auditor’s qualifications, independence and performance, (iii) the Company’s internal accounting and financial controls, and (iv) the Company’s compliance with legal and regulatory requirements regarding accounting and financial reporting processes and the preparation of the report that the rules of the Securities and Exchange Commission (the “SEC”) require be included in the Company’s annual proxy statement.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board of Directors from time to time prescribes.

SCOPE & POLICY:

Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior. The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company’s shareholders. The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Company’s management has the primary responsibility for the financial statements and reporting process, including the Company’s systems of internal controls.

MEMBERSHIP:

The Audit Committee members will be appointed by, and will serve at the discretion of, the Board of Directors and will consist of at least three members of the Board of Directors, meeting the following criteria:

1.	Each member will be an independent director, as defined in (i) NASDAQ Rule 4200, (ii) NASDAQ Rule 4350(d) and (iii) the rules of the SEC;

2.	Each member must not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

3.	Each member will be able to read and understand fundamental financial statements, in accordance with the NASDAQ National Market Audit Committee requirements; and

4.	At least one member will have past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background, including a current or past position as a chief executive or financial officer or other senior officer with financial oversight responsibilities.

RESPONSIBILITIES:

Specific responsibilities of the Audit Committee shall include:

Independent Auditors

1.	Appointing, compensating and overseeing the work of the independent auditors (including resolving all disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or related work.

2.	Pre-approving audit and non-audit services provided to the Company by the independent auditors (or subsequently approving non-audit services in those circumstances where a subsequent approval is necessary and permissible); in this regard, the Audit Committee shall have the sole authority to approve the hiring and firing of the independent auditors, all audit engagement fees and terms and all non-audit engagements, as may be permissible, with the independent auditors.

Annual Audit

1.	Reviewing and providing guidance with respect to the external audit and the Company’s relationship with its independent auditors by:

(i)	reviewing the independent auditors’ proposed audit scope, approach and independence;

(ii)	after completion of the audit and before the earnings publication, reviewing and approving the earnings release and attached financial statements, and discussing with the Company’s independent auditors the financial statements and audit findings, including significant (i) management judgments and accounting estimates, (ii) disagreements with management, (iii) adjustments, (iv) new accounting policies and (v) other matters described in SAS No. 61, as may be modified or supplemented;

(iii)	conducting a post-audit review of any additional audit findings, including any significant suggestions for improvements provided to management by the independent auditors;

(iv)	reviewing reports submitted to the Audit Committee by the independent auditors in accordance with the applicable SEC requirements;

(v)	obtaining on a periodic basis a statement from the independent auditors regarding relationships and services with the Company which may impact independence and presenting this statement to the Board of Directors, and to the extent there are relationships, monitoring and investigating them;

(vi)	ensuring that the independent auditors submit to the Audit Committee on an annual basis a written statement (consistent with Independence Standards Board Standards No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditors;

(vii)	reviewing the summary of the independent auditors’ peer reviews; and

(viii)	annually evaluating the independent auditors performance.

3.	Reviewing and discussing with management and the independent auditors, and recommending to the Board of Directors for inclusion in the Company’s Annual Report on Form 10-K, the audited financial statements and the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing the Company’s Annual Report on Form 10-K with the SEC. Such review shall include judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

Quarterly Review

1.	Reviewing and approving before publication the Company’s quarterly earnings release, including the unaudited financial statements attached to the earnings release.

2.	Ensuring that the Company’s independent auditors perform a review of the Company’s interim financial statements to be included in its Quarterly Reports on Form 10-Q, using professional standards and procedures for conducting such reviews. The Audit Committee shall review and discuss with management and the independent auditors the unaudited quarterly financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing the Company’s Quarterly Report on Form 10-Q with the SEC. Also, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. One or more members of the Committee may represent the entire Committee for the purposes of these reviews.

Internal Controls

1.	Reviewing on a continuing basis the adequacy of the Company’s system of internal controls, including periodic discussions with the Company’s management and the independent auditors to review the adequacy of such controls and to review before release the disclosure regarding such system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the independent auditors relating to such disclosure.

2.	Establishing procedures for receiving, retaining and treating complaints received by the Company regarding accounting, internal accounting controls or auditing matters and procedures for the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

3.	Providing oversight and review of the Company’s risk management policies, including an annual review of the Company’s investment policies and performance for cash and short-term investments.

4.	Reviewing, approving and monitoring the Company’s code of ethics for its senior financial officers.

5.	Reviewing management’s monitoring of compliance with the Company’s standards of business conduct and with the Foreign Corrupt Practices Act.

Miscellaneous

1.	Reviewing and approving in advance any proposed related party transactions.

2.	Providing a report in the Company’s proxy statement in accordance with the requirements of Item 306 of Regulation S-K and Item 7(e)(3) of Schedule 14A.

3.	Reviewing, in conjunction with counsel, any legal matters that could have a significant impact on the Company’s financial statements.

4.	Overseeing compliance with the requirements of the SEC for disclosure of auditor’s services, Audit Committee members and member qualifications and activities.

5.	Review and reassess the Audit Committee’s charter, structure, processes and membership requirements at least annually and submit any recommended changes to the Board of Directors for its consideration.

6.	Performing other oversight functions as requested by the Board of Directors including instituting special investigations as necessary and, if appropriate, hiring special counsel, accountants or other experts to assist.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board of Directors delegates to it.

AUTHORITY AND RESOURCES:

The Audit Committee shall be empowered to retain independent counsel, accountants, or other advisors and experts to assist in any investigation and performance of its functions at the Company’s expense. The Audit Committee shall receive appropriate funding, as determined by the Audit Committee, from the Company for payment of compensation to the outside legal, accounting or other advisors employed by the Audit Committee and ordinary necessary administrative expenses.

MEETINGS:

The Audit Committee will meet at least four times each year. The Audit Committee may establish its own schedule.

The Chief Executive Officer, Chief Financial Officer and the independent auditors shall be invited to attend appropriate portions of all meetings. The Audit Committee will meet separately with the Chief Executive Officer and separately with the Chief Financial Officer of the Company at least annually to review the financial affairs of the Company. The Audit Committee will meet with the independent auditors of the Company, at such times as it deems appropriate, to fulfill the responsibilities of the Audit Committee under this charter.

MINUTES:

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board of Directors.

REPORTS:

In addition to preparing the report in the Company’s proxy statement in accordance with the rules and regulations of the SEC, the Audit Committee will summarize its examinations and recommendations to the Board as may be appropriate, either orally or in writing, consistent with the Committee’s charter on at least an annual basis.

DELEGATION OF AUTHORITY:

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to pre-approve audit and permissible non-audit services, provided such pre-approval decision is presented to the full Audit Committee at its scheduled meetings.

The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to conduct the reviews as set forth in paragraph 2 under “Quarterly Review” above.

APPENDIX B

CHARTER FOR THE NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS OF

SYNPLICITY, INC.

(As Amended March 9, 2004)

PURPOSE:

The purpose of the Nominating Committee of the Board of Directors (the “Board”) of Synplicity, Inc. (the “Company”) is to ensure that the Board is properly constituted to meet its fiduciary obligations to shareholders and the Company. To carry out this purpose, the Nominating Committee shall assist the Board by identifying prospective director nominees and to select the director nominees for the next annual meeting of shareholders. The Nominating Committee shall also assist the Board with succession planning for executive management positions.

COMMITTEE MEMBERSHIP AND ORGANIZATION:

The Nominating Committee shall be comprised of no fewer than three members.

At least three members of the Nominating Committee shall meet the independence requirements of The Nasdaq Stock Market. One non-independent director will be offered a membership position on the Nominating Committee if (i) the Board believes such individual’s membership on the Nominating Committee is required by the best interests of the Company and its shareholders and (ii) such director holds or controls 20% or more of the Company’s voting securities and is not a current officer or employee of the Company or a family member of an officer or employee of the Company. Such non-independent director may not serve longer than two (2) years on the Nominating Committee.

The members of the Nominating Committee shall be appointed and replaced by the Board.

COMMITTEE RESPONSIBILITIES AND AUTHORITY:

1.	Determine on an annual basis desired Board qualifications, expertise and characteristics and conduct searches for potential Board members with corresponding attributes. Evaluate nominees for election to the Board. With the abstention of the non-independent member of the Nominating Committee, select nominees for election to the Board. In performing these tasks, the Nominating Committee shall have the sole authority to retain and terminate any search firm to be used to identify director candidates and shall consider shareholder nominees for election to the Board.

2.	Conduct an annual review on succession planning for executive management positions, report its findings and recommendations to the Board, and work with the Board in evaluating potential successors.

3.	Annually review and evaluate the Nominating Committee’s own performance.

4.	Annually review the Nominating Committee’s charter and make recommendations to the Board for any proposed changes.

5.	Form and delegate authority to subcommittees when appropriate.

6.	Recommend termination of membership of individual directors for cause or for other appropriate reasons.

7.	Maintain minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

8.	Make oral or written reports to the Board.

9.	In performing its responsibilities, the Nominating Committee shall have the authority to obtain advice, reports or opinions from internal or external counsel and expert advisors.

B-1

SNPCM—SYNPLICITY, INC. revised signoff] [FILE NAME: ZSNPC2.ELX] [VERSION—F1(3)] [04/01/04] [orig. 03/30/04]

DETACH HERE ZSNPC2

PROXY

SYNPLICITY, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held May 18, 2004

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (“Annual Meeting”) of SYNPLICITY, INC. (the “Company”), a California corporation, will be held on May 18, 2004 at 12:30 p.m. Pacific Daylight Time, at 600 West California Avenue, Sunnyvale, CA 94086, for the purposes set forth on the reverse side. By signing this Proxy, you, as a shareholder of the Company, hereby appoint Bernard Aronson and Douglas S. Miller proxies and attorneys-in-fact, with full power to each of substitution, on your behalf and in your name, to represent you at the Company’s Annual Meeting, and at any adjournment(s) or postponement(s) thereof, and to vote all of your shares of Common Stock on all matters to be considered at the meeting which you would be entitled to vote if personally present.

THIS PROXY WILL BE VOTED IN THE MANNER YOU DIRECT OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED “FOR”: (1) THE LISTED NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND (2) THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS FOR THE 2004 FISCAL YEAR; AND AS THE PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING (OR ANY ADJOURNMENTS THEREOF) OR MAY OTHERWISE BE ALLOWED TO BE CONSIDERED AT THE MEETING.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on April 2, 2004 are entitled to notice of and to vote at the meeting.

All shareholders are cordially invited to attend the meeting in person. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return this Proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has returned a Proxy.

SEE REVERSE

SIDE

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

SEE REVERSE

SIDE

SYNPLICITY, INC.

C/O EQUISERVE TRUST COMPANY N.A. P.O. BOX 8694 EDISON, NJ 08818-8694

YOUR VOTE IS IMPORTANT.

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

SNPCM—SYNPLICITY, INC. revised signoff] [FILE NAME: ZSNPC1.ELX] [VERSION—F1(1)] [03/30/04] [orig. 03/30/04]

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL ZSNPC1

Please mark votes as in this example.

#SNP

1. To elect seven (7) directors to serve until the next Annual Meeting of Shareholders or until their successors are duly elected and qualified.

Nominees: (01) Bernard Aronson, (02) Prabhu Goel, (03) Kenneth S. McElvain, (04) Dennis Segers, (05) Scott J. Stallard, (06) Thomas Weatherford and (07) Alisa Yaffa.

2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2004.

To transact such other business as may properly come before the Annual Meeting including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or before any adjournment thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

MARK HERE IF YOU PLAN TO ATTEND THE MEETING

For all nominees except as written above

Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.